UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2005

BUCYRUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 000-50858

Delaware	39-0188050
(State of Incorporation)	(IRS Employer Identification No.)

P.O Box 500

1100 Milwaukee Avenue

South Milwaukee, Wisconsin 53172

(Address of Principal Executive Offices and Zip Code)

(414) 768-4000

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

See Item 7.01. Regulation FD Disclosure.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal
Officers.

On October 13, 2005, the Board of Directors of Bucyrus International, Inc. (the “Company”) announced that Thomas B. Phillips, its Executive Vice President and Chief Operating Officer, intends to retire effective December 31, 2005. The Company will restructure reporting relationships on account of Mr. Phillips’ retirement. A copy of the press release announcing the retirement of Mr. Phillips is attached hereto as Exhibit 99.1 and those portions of the press release discussing Mr. Phillips’ retirement are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure”.

On October 13, 2005, the Company issued a press release announcing summary unaudited results for the three and nine months ended September 30, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report and those portions of the press release containing the financial results are incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of the Registrant, dated October 13, 2005, announcing summary unaudited results for the three and nine months ended
September 30, 2005 and the retirement of Thomas B. Phillips,
Executive Vice President and Chief Operating Officer,
effective December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.

By:	/s/ Craig R. Mackus ————————————
Name: Title:	Craig R. Mackus Chief Financial Officer, Controller and Secretary

Dated: October 13, 2005